UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2017

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55668 (Commission File Number)	47-3828760 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2017, Mustang Bio, Inc. (the “Company”) issued a press release to provide a corporate update and to announce its financial results for the third quarter ended September 30, 2017. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       Departure of Certain Officers.

On November 14, 2017, David Horin resigned as Interim Chief Financial Officer of the Company.

(c)       Appointment of Certain Officers.

On November 14, 2017, Brian K. Achenbach, 52, was appointed as the Company’s Vice President of Finance and Principal Financial Officer.

From 2014 until 2017, Mr. Achenbach served as the Vice President and Corporate Controller of Amerigen Pharmaceuticals Limited. From 2012 to 2014, he served as the Vice President of Finance for the Americas of ConvaTec Group PLC, as well as the Vice President of Global Financial Planning and Analysis. Before his term at ConvaTec, Mr. Achenbach served as the Director of Enterprise Performance Management Practice at Marketsphere Consulting LLC. Mr. Achenbach holds a Bachelor of Arts degree in Economics from the University of Florida and a Masters of Business Administration in Finance from Roosevelt University.

No family relationships exist between Mr. Achenbach and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Achenbach and any other person pursuant to which Mr. Achenbach was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Achenbach has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by Mustang Bio, Inc., dated November 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2017	Mustang Bio, Inc.
(Registrant)

	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer